UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2010

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Baltic Trading Limited is disclosing the following information which it intends to provide at an investor presentation on December 8, 2010:

2011 Estimated Break-Even Levels (1)

Daily Expenses by Category	Free Cash Flow(2)	Net Income
Direct Vessel Operating(3)	5,250	5,250
G&A, Management Fees(4)	1,683	2,369
Interest Expense (5)	1,282	1,415
Depreciation(6)	-	4,550
Daily Break-Even(7)	8,215	13,584

(1)	Breakeven levels are based on an average number of 9.00 vessels for 2011.

(2)
Free Cash Flow is defined as net income plus depreciation less capital expenditures, primarily vessel dry dockings, and other non-cash items, namely restricted stock compensation and deferred financing charges.

(3)	Direct Vessel Operating Expenses is based on management’s estimates and budgets submitted by our technical managers. We believe DVOE are best measured for comparative purposes over a 12-month period.

(4)
General & Administrative amounts are based on a budget which includes incentive compensation and may vary, including as a result of actual incentive compensation. Management Fees are based on the contracted monthly rate per vessel for the technical management of our fleet, including amounts paid to Genco Shipping & Trading Limited.

(5)
Interest Expense is based on our outstanding debt of $101.25 million, unused commitment fees of 1.25% under our recently amended $150 million credit facility, an interest rate of LIBOR plus 300 bps and amortization of deferred financing costs.

(6)	Depreciation is based on the acquisition value of the current fleet, including the vessels to be acquired and amortization of dry docking costs.

(7)	The amounts shown will vary based on actual results.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the following: (i) changes in demand or rates in the drybulk shipping industry; (ii) changes in the supply of or demand for drybulk products, generally or in particular regions; (iii) changes in the supply of drybulk carriers including newbuilding of vessels or lower than anticipated scrapping of older vessels; (iv) changes in rules and regulations applicable to the cargo industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities; (v) increases in costs and expenses including but not limited to: crew wages, insurance, provisions, repairs, maintenance and general and administrative expenses; (vi) the adequacy of our insurance arrangements; (vii) changes in general domestic and international political conditions; (viii) acts of war, terrorism, or piracy; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures; (x) the number of offhire days needed to complete repairs on vessels and the timing and amount of any reimbursement by our insurance carriers for insurance claims including offhire days; (xi) the completion of definitive documentation with respect to charters; (xii) charterers’ compliance with the terms of their charters in the current market environment; (xiii) the Company’s acquisition or disposition of vessels; and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s registration statement on Form S-1 and its reports on Form 10-Q and Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: December 7, 2010

/s/ John C. Wobensmith

John C. Wobensmith
President and Chief Financial Officer